SLM Student Loan Trust 2001-3
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$653,085,639.26	($19,852,106.89)	$633,233,532.37
	ii	Interest to be Capitalized	10,351,743.38		9,242,873.02

	iii	Total Pool	$663,437,382.64		$642,476,405.39

	iv	Specified Reserve Account Balance	1,658,593.46		1,606,191.01

	v	Total Adjusted Pool	$665,095,976.10		$644,082,596.40

B	i	Weighted Average Coupon (WAC)	3.376%		3.392%
	ii	Weighted Average Remaining Term	113.69		111.88
	iii	Number of Loans	197,130		192,116
	iv	Number of Borrowers	99,196		96,650

						% of		% of
	Notes			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1T Notes	78442GCZ7	0.65%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GCY0	0.04%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GDA1	0.12%	618,920,976.10	93.057%	597,907,596.40	92.831%
	iv	B Notes	78442GDC7	0.45%	46,175,000.00	6.943%	46,175,000.00	7.169%

	v	Total Notes			$665,095,976.10	100.000%	$644,082,596.40	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,658,593.46	$1,606,191.01
	iv	Reserve Account Floor Balance ($)	$1,502,679.00	$1,502,679.00
	v	Current Reserve Acct Balance ($)	$1,658,593.46	$1,606,191.01

II. 2001-3 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$19,659,419.97
	ii	Principal Collections from Guarantor	$3,154,355.67
	iii	Principal Reimbursements	$49,508.83
	iv	Other System Adjustments	$0.00

	v	Total Principal Collections	$22,863,284.47

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$56,599.49
	ii	Capitalized Interest	($3,067,777.07)

	iii	Total Non-Cash Principal Activity	$(3,011,177.58)

C	Total Student Loan Principal Activity		$19,852,106.89

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,146,526.21
	ii	Interest Claims Received from Guarantors	$127,713.02
	iii	Collection Fees/Returned Items	21,005.83
	iv	Late Fee Reimbursements	$105,235.03
	v	Interest Reimbursements	$14,791.86
	vi	Other System Adjustments	$0.00
	vii	Special Allowance Payments	$423,322.89
	viii	Subsidy Payments	$1,063,610.46

	ix	Total Interest Collections	$3,902,205.30

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$868.85
	ii	Capitalized Interest	$3,067,777.07

	iii	Total Non-Cash Interest Adjustments	$3,068,645.92

F	Total Student Loan Interest Activity		$6,970,851.22

G.	Non-Reimbursable Losses During Collection Period		$56,117.66

H.	Cumulative Non-Reimbursable Losses to Date		$770,976.66

III. 2001-3 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$13,185,159.18
	ii	Consolidation Principal Payments	$9,628,616.46
	iii	Reimbursements by Seller	($934.71)
	iv	Borrower Benefits Reimbursed	$35,924.20
	v	Reimbursements by Servicer	$97.52
	vi	Re-purchased Principal	$14,421.82

	vii	Total Principal Collections	$22,863,284.47

B	Interest Collections
	i	Interest Payments Received	$3,620,668.15
	ii	Consolidation Interest Payments	140,504.43
	iii	Reimbursements by Seller	257.86
	iv	Borrower Benefits Reimbursed	3,163.13
	v	Reimbursements by Servicer	10,469.22
	vi	Re-purchased Interest	901.65
	vii	Collection Fees/Returned Items	21,005.83
	viii	Late Fees	105,235.03

	ix	Total Interest Collections	$3,902,205.30

C	Other Reimbursements		$53,260.54

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$26,818,750.31

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(973,538.13)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$25,845,212.18

G	Servicing Fees Due for Current Period		$478,056.64

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Aggregate Swap Fees Due		$12,609.12

L	Total Fees Due for Period		$510,665.76

IV. 2001-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	2.866%	2.864%	24,315	17,806	12.335%	9.268%	$83,012,344.04	$60,767,339.32	12.711%	9.596%

Grace
Current	2.856%	2.868%	6,222	7,790	3.156%	4.055%	$19,398,586.32	$26,556,137.45	2.970%	4.194%

TOTAL INTERIM	2.864%	2.865%	30,537	25,596	15.491%	13.323%	$102,410,930.36	$87,323,476.77	15.681%	13.790%
REPAYMENT
Active
Current	3.611%	3.602%	86,576	89,920	43.918%	46.805%	$253,734,689.35	$264,246,588.00	38.852%	41.730%
31-60 Days Delinquent	3.632%	3.619%	5,193	5,679	2.634%	2.956%	$17,574,160.13	$18,521,787.27	2.691%	2.925%
61-90 Days Delinquent	3.588%	3.606%	3,572	3,502	1.812%	1.823%	$12,526,513.85	$11,672,066.18	1.918%	1.843%
91-120 Days Delinquent	3.533%	3.575%	3,069	2,498	1.557%	1.300%	$11,106,182.84	$8,462,053.14	1.701%	1.336%
> 120 Days Delinquent	3.615%	3.603%	6,203	7,535	3.147%	3.922%	$21,589,552.06	$26,470,410.40	3.306%	4.180%

Deferment
Current	3.013%	3.008%	35,266	32,008	17.890%	16.661%	$125,018,029.58	$113,627,894.64	19.143%	17.944%

Forbearance
Current	3.596%	3.587%	26,010	24,479	13.194%	12.742%	$106,997,609.35	$99,979,859.22	16.383%	15.789%

TOTAL REPAYMENT	3.471%	3.475%	165,889	165,621	84.152%	86.209%	$548,546,737.16	$542,980,658.85	83.993%	85.748%
Claims in Process (1)	3.615%	3.593%	693	889	0.352%	0.463%	$2,097,763.75	$2,904,473.59	0.321%	0.459%
Aged Claims Rejected (2)	3.480%	3.492%	11	10	0.006%	0.005%	$30,207.99	$24,923.16	0.005%	0.004%
GRAND TOTAL	3.376%	3.392%	197,130	192,116	100.000%	100.000%	$653,085,639.26	$633,233,532.37	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.405%	128,544	$385,418,925.80	60.865%
- GSL - Unsubsidized	3.332%	61,838	$240,995,785.28	38.058%
- PLUS Loans	4.139%	1,013	$4,002,923.32	0.632%
- SLS Loans	4.134%	721	$2,815,897.97	0.445%

- Total	3.392%	192,116	$633,233,532.37	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.389%	157,342	$555,154,330.46	87.670%
-Two Year	3.386%	28,249	$62,401,262.33	9.854%
-Technical	3.512%	6,504	$15,601,179.57	2.464%
-Other	4.196%	21	$76,760.01	0.012%

- Total	3.392%	192,116	$633,233,532.37	100.000%

*Percentages may not total 100% due to rounding.

VI. 2001-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,343,173.76
B	Interest Subsidy Payments Accrued During Collection Period				1,000,607.20
C	SAP Payments Accrued During Collection Period				648,285.45
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP INT ACCTS)				80,122.50
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$6,072,188.91

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,072,188.91
	iv	Primary Servicing Fee			$1,451,594.77
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$12,609.12
	vii	Total Pool Balance at Beginning of Collection Period			$663,437,382.64
	viii	Student Loan Rate (ii / i) * ((iii - iv - v - vi) / vii)			2.73579%

H	Floating Rate Student Loan Rate Swap Payments Due to the Trust
			Class A-1L	Class A-2L	Class B

	i	Aggregate Swap Notional Amounts	$—	$618,920,976.10	$46,175,000.00
	ii	Libor Based Interest Rates/Rate of Return	0.00000%	1.29000%	1.62000%
	iii	Student Loan Rate Cap	2.73579%	2.73579%	2.73579%
	iv	Excess Over Student Loan Rate Cap (ii - iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

I	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$415,000,000.00
	ii	Three Month Libor		1.17000%
	iii	Cap %		8.00000%
	iv	Excess Over Cap (ii - iii)		0.00000%
	v	Cap Payments Due to the Trust		$0.00

VII. 2001-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period
A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate	0.000000000	(4/26/04-7/26/04)	0.00000%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate	0.000000000	(4/26/04-7/26/04)	0.00000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate	0.003260833	(4/26/04-7/26/04)	1.29000%
G	Class B Libor Based Rate of Return
H	Class B Interest Rate	0.004095000	(4/26/04-7/26/04)	1.62000%

VIII. 2001-3 Inputs From Prior Quarter 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$653,085,639.26
	ii	Interest To Be Capitalized	10,351,743.38

	iii	Total Pool	$663,437,382.64
	iv	Specified Reserve Account Balance	1,658,593.46

	v	Total Adjusted Pool	$665,095,976.10

B	Total Note Factor		0.43211423848
C	Total Note Balance		$665,095,976.10

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Class B

	i	Current Factor	0.0000000000	0.0000000000	0.8996049025	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$618,920,976.10	$46,175,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,658,593.46
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2001-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v + VI-i-v )		$25,925,334.68	$25,925,334.68

B	Primary Servicing Fees-Current Month		$478,056.64	$25,447,278.04

C	Administration Fee		$20,000.00	$25,427,278.04

D	Swap Fees
	i	Fixed Rate Swap Payment	$6,304.56	$25,420,973.48
	ii	Fixed Rate Swap Payment	$6,304.56	$25,414,668.92

	iii	Total Swap Fees	$12,609.12

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$25,414,668.92
	ii	Class A-1L	$0.00	$25,414,668.92
	iii	Class A-2L	$2,018,198.15	$23,396,470.77
	iv	Class B	$189,086.62	$23,207,384.15

	v	Total Noteholder’s Interest Distribution	$2,207,284.77

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$23,207,384.15
	ii	Class A-1L	$0.00	$23,207,384.15
	iii	Class A-2L	$21,013,379.70	$2,194,004.45
	iv	Class B	$0.00	$2,194,004.45

	v	Total Noteholder’s Principal Distribution	$21,013,379.70

G	Increase to the Specified Reserve Account Balance		$0.00	$2,194,004.45

H	Floating Rate Swap Payment Reimbursement		$0.00	$2,194,004.45

I	Carryover Servicing Fees		$0.00	$2,194,004.45

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$2,194,004.45
	ii	Class A-1L	$0.00	$2,194,004.45
	iii	Class A-2L	$0.00	$2,194,004.45
	iv	Class B	$0.00	$2,194,004.45

	v	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$2,194,004.45	$0.00

X. 2001-3 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Class B
	i	Quarterly Interest Due		$0.00	$0.00	$2,018,198.15	$189,086.62
	ii	Quarterly Interest Paid		0.00	0.00	2,018,198.15	189,086.62

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due		$0.00	$0.00	$21,013,379.70	$0.00
	viii	Quarterly Principal Paid		0.00	0.00	21,013,379.70	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$23,031,577.85	$189,086.62

B	Principal Distribution Reconciliation
	i	Notes Principal Balance 6/30/04		$665,095,976.10
	ii	Adjusted Pool Balance 6/30/04		644,082,596.40

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$21,013,379.70

	iv	Adjusted Pool Balance 3/31/04		$665,095,976.10
	v	Adjusted Pool Balance 6/30/04		644,082,596.40

	vi	Current Principal Due (iv-v)		$21,013,379.70
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$21,013,379.70

	ix	Principal Distribution Amount Paid		$21,013,379.70

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$21,013,379.70
D		Total Interest Distribution		2,207,284.77

E		Total Cash Distributions		$23,220,664.47

F	Note Balances			4/26/2004	7/26/2004
	i	A-1T Note Balance	78442GCZ7	$—	$—
		A-1T Note Pool Factor		0.0000000000	0.0000000000

	ii	A-1L Note Balance	78442GCY0	$—	$—
		A-1L Note Pool Factor		0.0000000000	0.0000000000

	iii	A-2L Note Balance	78442GDA1	$618,920,976.10	$597,907,596.40
		A-2L Note Pool Factor		0.8996049025	0.8690618443

	iv	B Note Balance	78442GDC7	$46,175,000.00	$46,175,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,658,593.46
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,194,004.45

	iv	Total Reserve Account Balance Available			$3,852,597.91
	v	Required Reserve Account Balance			$1,606,191.01

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$2,246,406.90
	viii	Ending Reserve Account Balance			$1,606,191.01

XI. 2001-3 Historical Pool Information

					2003	2002	2001
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	6/25/01-12/31/01
Beginning Student Loan Portfolio Balance			$653,085,639.26	$708,709,208.68	$1,010,254,157.67	$1,344,974,989.69	$1,452,423,203.78

	Student Loan Principal Activity
	i	Regular Principal Collections	$19,659,419.97	$53,154,623.86	$240,705,754.37	$125,060,958.48	$90,553,934.23
	ii	Principal Collections from Guarantor	$3,154,355.67	$5,074,609.92	$19,255,147.49	$16,254,858.90	$1,257,719.52
	iii	Principal Reimbursements	$49,508.83	$119,983.28	$60,204,910.68	$224,027,742.19	$43,084,501.05
	iv	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00

	v	Total Principal Collections	$22,863,284.47	$58,349,217.06	$320,165,812.54	$365,343,559.57	$134,896,154.80
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$56,599.49	$81,448.14	$1,406,789.37	$1,716,089.69	$866,566.33
	ii	Capitalized Interest	($3,067,777.07)	($2,807,095.78)	($20,027,652.92)	($32,338,817.24)	($28,314,507.04)

	iii	Total Non-Cash Principal Activity	$(3,011,177.58)	$(2,725,647.64)	($18,620,863.55)	($30,622,727.55)	($27,447,940.71)

(-)	Total Student Loan Principal Activity		$19,852,106.89	$55,623,569.42	$301,544,948.99	$334,720,832.02	$107,448,214.09

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,146,526.21	$2,629,527.02	$14,812,744.34	$21,458,377.74	$11,944,686.24
	ii	Interest Claims Received from Guarantors	$127,713.02	$213,847.48	$972,849.31	$997,027.73	$40,429.43
	iii	Collection Fees/Returned Items	$21,005.83	$26,199.71	$71,580.49	$23,597.58	$0.00
	iv	Late Fee Reimbursements	$105,235.03	$140,151.50	$509,243.87	$470,039.36	$193,503.06
	v	Interest Reimbursements	$14,791.86	$17,787.28	$662,267.69	$4,528,597.81	$1,160,621.43
	vi	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Special Allowance Payments	$423,322.89	$467,054.03	$760,465.91	$962,047.16	$656,001.15
	viii	Subsidy Payments	$1,063,610.46	$1,250,946.98	$8,164,237.37	$20,721,823.84	$8,031,121.05

	ix	Total Interest Collections	$3,902,205.30	$4,745,514.00	$25,953,388.98	$49,161,511.22	$22,026,362.36

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$868.85	$637.72	($1,034,355.51)	($1,403,654.74)	($823,560.04)
	ii	Capitalized Interest	$3,067,777.07	$2,807,095.78	$20,027,652.92	$32,338,817.24	$28,314,507.04

	iii	Total Non-Cash Interest Adjustments	$3,068,645.92	$2,807,733.50	$18,993,297.41	$30,935,162.50	$27,490,947.00

	Total Student Loan Interest Activity		$6,970,851.22	$7,553,247.50	$44,946,686.39	$80,096,673.72	$49,517,309.36

(=)	Ending Student Loan Portfolio Balance		$633,233,532.37	$653,085,639.26	$708,709,208.68	$1,010,254,157.67	$1,344,974,989.69
(+)	Interest to be Capitalized		$9,242,873.02	$10,351,743.38	$11,210,746.06	$21,016,019.56	$35,080,273.39

(=)	TOTAL POOL		$642,476,405.39	$663,437,382.64	$719,919,954.74	$1,031,270,177.23	$1,380,055,263.08

(+)	Reserve Account Balance		$1,606,191.01	$1,658,593.46	$1,799,799.89	$2,578,175.44	$3,450,138.16

(=)	Total Adjusted Pool		$644,082,596.40	$665,095,976.10	$721,719,754.63	$1,033,848,352.67	$1,383,505,401.24

XII. 2001-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-01	$1,467,175,396	6.40%
Jan-02	$1,380,055,263	12.32%
Apr-02	$1,304,589,331	13.74%
Jul-02	$1,256,402,376	12.95%
Oct-02	$1,154,833,320	15.41%
Jan-03	$1,031,270,177	18.39%
Apr-03	$948,009,630	19.12%
Jul-03	$912,770,214	17.83%
Oct-03	$799,316,621	20.09%
Jan-04	$719,919,955	20.94%
Apr-04	$663,437,383	20.95%
Jul-04	$642,476,405	19.65%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.